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                                  EXHIBIT 23.6

[SG COWEN LOGO]

                   CONSENT OF SG COWEN SECURITIES CORPORATION

         We hereby consent to the (i) inclusion of our opinion letter dated March 7, 2000 to the Board of Directors of Cybex Computer Products Corporation ("Cybex") as Annex D to the Joint Proxy Statement/Prospectus of Apex Inc. ("Apex") and Cybex relating to the proposed merger of Apex and Cybex with and into two separate wholly owned subsidiaries of Aegean Sea Inc. and (ii) references thereto in the sections captioned "SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS -- Summary of the Mergers -- Opinions of Apex's and Cybex's financial advisors," "THE MERGERS -- Background of the mergers and related agreements," "THE MERGERS - Cybex's reasons for the merger,""THE MERGERS -Opinion of Cybex's financial advisor," and "THE MERGERS - Fee arrangements with Cybex's financial advisor" of the Joint Proxy Statement/Prospectus of Apex and Cybex which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SG COWEN SECURITIES CORPORATION

By:      /S/  M. BENJAMIN HOWE
   ----------------------------
Name:    M. BENJAMIN HOWE
     --------------------------
New York, New York
March 27, 2000